Exhibit 4.1

EXECUTION VERSION

TRIMBLE INC.

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of June 15, 2018

$300,000,000 of 4.150% Senior Notes due 2023

$600,000,000 of 4.900% Senior Notes due 2028

THIS THIRD SUPPLEMENTAL INDENTURE (the “Third Supplemental Indenture”) is dated as of June 15, 2018 between TRIMBLE INC., a Delaware corporation (the “Company”) and U.S. Bank National Association, a national banking association (the “Trustee”).

RECITALS

A. The Company (formerly Trimble Navigation Limited) and the Trustee executed and delivered an Indenture, dated as of October 30, 2014, (the “Base Indenture” and, as supplemented by the Second Supplemental Indenture, dated October 1, 2016 (the “Second Supplemental Indenture”), and this Third Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of senior debt securities evidencing its unsecured indebtedness.

B. Pursuant to Board Resolutions, the Company has authorized the issuance of $300,000,000 aggregate principal amount of 4.150% Senior Notes due 2023 (the “2023 Notes”) and $600,000,000 aggregate principal amount of 4.900% Senior Notes due 2028 (the “2028 Notes” and, together with the 2023 Notes, the “Notes”).

C. The entry into this Third Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D. The Company desires to enter into this Third Supplemental Indenture pursuant to Section 2.1 of the Base Indenture to establish the terms of the Notes in accordance with Section 2.2 of the Base Indenture and to establish the form of the Notes in accordance with Section 2.2.11 of the Base Indenture. Each series of Notes constitutes a “Series of Securities” as defined in the Base Indenture.

E. All things necessary to make this Third Supplemental Indenture a valid and legally binding agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE I

Section 1.1. Terms of the Notes.

The following terms relate to the Notes:

(1)	The Notes shall constitute two separate Series of Securities, one Series having the title “4.150% Senior Notes due 2023” and one Series having the title “4.900% Senior Notes due 2028.”

(2)	Each Series of Notes shall be issued at one hundred percent (100%) of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the Notes.

(3)	The aggregate principal amount of each Series of the Notes (the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be $300,000,000 of the 2023 Notes and $600,000,000 of the 2028 Notes. The Company may, from time to time, without the consent of the Holders of the Notes, issue additional Notes (in any such case “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms (except for the issue price, the issue date and, if applicable, the payment of interest accruing prior to the issue date of such Additional Notes and the first payment of interest following the issue date of such Additional Notes) as the Initial Notes. The Initial Notes of a Series and any Additional Notes of such Series shall each constitute a single Series under the Indenture and all references to the Notes of a Series shall include the Initial Notes of such Series and any Additional Notes of such Series, unless the context otherwise requires; provided that if the Additional Notes of a Series are not fungible with the Initial Notes of a Series for U.S. federal income tax purposes, the applicable Additional Notes will have one or more separate CUSIP numbers. The maximum aggregate principal amount of Additional Notes of a Series shall be unlimited.

(4)	The entire outstanding principal of the 2023 Notes shall be payable on June 15, 2023 and the entire outstanding principal of the 2028 Notes shall be payable on June 15, 2028, in each case unless redeemed or repurchased prior to that date.

(5)	The rate at which the 2023 Notes shall bear interest shall be 4.150% per year and the rate at which the 2028 Notes shall bear interest shall be 4.90% per year, in each case subject to adjustment upon the occurrence of certain ratings-based events with respect to such Notes pursuant to Section 1.9 of this Third Supplemental Indenture. The date from which interest shall accrue on the Notes shall be the most recent Interest Payment Date (as defined below) to or for which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the original issue date of such Notes. The dates on which the Company will pay interest for each of the 2023 Notes and 2028 Notes shall be June 15 and December 15 of each year, beginning December 15, 2018 (each such date an “Interest Payment Date”). Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the June 1 and December 1, as the case may be, immediately preceding the relevant Interest Payment Date (in connection with the Notes, a “regular record date”). The basis upon which interest shall be computed shall be that of a 360-day year comprised of twelve 30-day months. All dollar amounts resulting from the calculation of interest shall be rounded to the nearest cent.

(6)	The Notes of each Series shall be issuable in whole in the form of one or more registered Global Securities, and the Depository for such Global Securities shall be The Depository Trust Company, New York, New York. The 2023 Notes shall be substantially in the form attached hereto as Exhibit A and the 2028 Notes shall be substantially in the form attached hereto as Exhibit B, the terms of each of which are herein incorporated by reference. The Notes of each Series shall be issuable in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof and shall be denominated in Dollars.

(7)	The Notes of a Series may be redeemed at the option of the Company prior to the Stated Maturity of such Notes, in whole or in part, as provided in Section 1.4 of this Third Supplemental Indenture.

(8)	In the case of the 2023 Notes only, the Company shall be required to and shall redeem the 2023 Notes if and to the extent required as provided in Section 1.5 of this Third Supplemental Indenture.

(9)	The Notes will not have the benefit of any sinking fund.

(10)	The Notes are not convertible into shares of common stock or other securities of the Company.

(11)	The additional restrictive covenants set forth in Section 1.7 of this Third Supplemental Indenture shall be applicable to each Series of the Notes.

Section 1.2. Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Notes only:

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, at the time of determination, the lesser of (1) the fair market value of such Principal Property as determined in good faith by the Board of Directors, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with U.S. GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Business Day” means each of Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York (or such other place of payment as may be subsequently specified by the Company) are authorized or obligated by law or executive order to close.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries; (2) the adoption of a plan by the Board of Directors relating to the Company’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate of the total voting power of the Voting Stock of the Company or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; (4) the first day on which a majority of the members of the full Board of Directors are not Continuing Directors; or (5) the Company consolidates with, or merges with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or the outstanding Voting Stock of such other “person” (as that term is used in Section 13(d)(3) of the Exchange Act) is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving “person” (as that term is used in Section 13(d)(3) of the Exchange Act) or any direct or indirect parent company of any surviving “person” (as that term is used in Section 13(d)(3) of the Exchange Act) immediately after giving effect to such transaction.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (b)(i) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such holding company immediately following such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Comparable Treasury Issue” means, in the case of a Series of Notes hereunder, the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of such Notes to be redeemed as if such Notes had a Stated Maturity that was the same as the Par Call Date applicable to such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of the applicable Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if the Quotation Agent obtains fewer than four applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such redemption date or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Consolidated Net Assets” means, as of the time of determination, the aggregate amount of the assets of the Company and the assets of its consolidated Subsidiaries after deducting all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets, as reflected on the most recent consolidated balance sheet prepared by the Company in accordance with U.S. GAAP contained in an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed or any amendment thereto (and not subsequently disclaimed as not being reliable by the Company) pursuant to the Exchange Act by the Company prior to the time as of which “Consolidated Net Assets” is being determined or, if the Company is not required to so file, as reflected on its most recent consolidated balance sheet prepared by the Company in accordance with U.S. GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date of this Third Supplemental Indenture; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by specific vote or by approval by the Board of Directors in a proxy statement in which such member was named as a nominee for election as a director without objection by the Board of Directors to such nomination).

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“incur” means issue, assume, guarantee or otherwise become liable for.

“indebtedness” means, with respect to any person, indebtedness of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments, but other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit). Notwithstanding the foregoing, the term “indebtedness” excludes any indebtedness of the Company or any of the Company’s Subsidiaries to the Company or a Subsidiary of the Company.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor Rating Categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P); or, if applicable, the equivalent investment grade credit rating from any Substitute Rating Agency.

“Lien” means any mortgage, security interest, pledge, lien, charge or other similar encumbrance.

“Merger Agreement” means the Agreement and Plan of Merger dated April 23, 2018, by and among the Company, Jefferson Merger Sub Inc., a wholly-owned subsidiary of the Company, Waterfall Holdings, Inc. and Bain Capital Private Equity, LP, solely in its capacity as representative.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company or any direct or indirect Subsidiaries of the Company or (2) the financing of a project involving the development or expansion of properties of the Company or any direct or indirect Subsidiaries of the Company, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any direct or indirect Subsidiary of the Company or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Optional Redemption Date,” when used with respect to any Note to be redeemed at the Company’s option, means the date fixed for such redemption by or pursuant to Section 1.4 of this Third Supplemental Indenture.

“Optional Redemption Price,” when used with respect to any Note of a Series to be redeemed at the Company’s option, means the price at which it is to be redeemed pursuant to Section 1.4 of this Third Supplemental Indenture.

“Par Call Date” means May 15, 2023 in the case of the 2023 Notes, and March 15, 2028 in the case of the 2028 Notes.

“Permitted Liens” has the meaning set forth in Section 1.7 of this Third Supplemental Indenture.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Principal Property” means the land, improvements, buildings and fixtures owned by the Company or any of its Subsidiaries that constitute the Company’s principal offices in Sunnyvale, California, any research and development facility, and manufacturing, assembly or distribution facility and any service and support facility (in each case including associated office facilities) located within the territorial limits of the States of the United States of America, except such as the Board of Directors (or authorized committee thereof) by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of the Company and its Subsidiaries taken as a whole) not to be of material importance to the Company’s and its Subsidiaries’ business, taken as a whole; provided, however, that any office or facility with a value of less than $5.0 million shall in no event be deemed a Principal Property.

“Quotation Agent” means one of the Reference Treasury Dealers, or their respective successors, as may be appointed from time to time by the Company; provided, however, that if the foregoing ceases to be a primary U.S. Government securities dealer in the United States (a “primary treasury dealer”), the Company will substitute another primary treasury dealer.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a Substitute Rating Agency.

“Rating Category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB– to B+, will constitute a decrease of one gradation).

“Ratings Event” with respect to a Series of Notes means that the Notes of that Series cease to be rated Investment Grade by both Rating Agencies on any day during the period (the “Trigger Period”) commencing on the earlier of (a) the first public notice of the occurrence of a Change of Control or (b) the public announcement by the Company of its intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended as to such Notes so long as the rating of such Series of Notes is under publicly announced consideration for a possible rating downgrade by either of the Rating Agencies on such 60th day, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the applicable Series of Notes below Investment Grade or (y) publicly announces that it is no longer considering the applicable Series of Notes for possible downgrade, provided that no such extension will occur if on such 60th day the applicable Series of Notes is rated Investment Grade by at least one of such Rating Agencies in question and is not subject to review for possible downgrade by such Rating Agency). If either Rating Agency is not providing a rating of either Series of Notes on any day during the Trigger Period for any reason, the rating of such Rating Agency shall be deemed to have ceased to be rated Investment Grade during the Trigger Period with respect to such Series of Notes.

“Reference Treasury Dealer” means Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and one other primary treasury dealer selected by the Company, or one of their respective Affiliates or successors and any other primary treasury dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Quotation Agent, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that (i) for purposes of calculating such Remaining Scheduled Payments, the Stated Maturity of such Note is deemed to be the Par Call Date applicable to such Note; and (ii) if such redemption date is not an Interest Payment Date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Restricted Subsidiary” means any domestic Subsidiary that owns any Principal Property other than (1) any Subsidiary primarily engaged in financing receivables or in the finance business, or (2) any of the Company’s less than 80%-owned Subsidiaries if the common stock of such Subsidiary is traded on any national securities exchange or on the over-the-counter markets.

“Sale and Leaseback Transaction” means any arrangement with any person providing for the leasing by the Company or any Subsidiary of the Company of any property that has been or is to be sold or transferred by the Company or such Subsidiary to such person.

“Special Mandatory Redemption Date” has the meaning set forth in Section 1.5 of this Third Supplemental Indenture.

“Special Mandatory Redemption Event” has the meaning set forth in Section 1.5 of this Third Supplemental Indenture.

“Special Mandatory Redemption Price” has the meaning set forth in Section 1.5 of this Third Supplemental Indenture.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors or a committee thereof) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Financial Services LLC and its successors.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to Maturity (computed as of the third Business Day immediately preceding that redemption date) of the applicable Comparable Treasury Issue. In determining this rate, the Company will assume a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Business Day.

“U.S. GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Viewpoint Acquisition” means the Company’s acquisition of Viewpoint, Inc., the operating company and an indirect wholly-owned subsidiary of Waterfall Holdings, Inc., in accordance with the Merger Agreement.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 1.3. Payment, Transfer and Exchange.

1.3.1. Registration of Transfer and Exchange. To permit registrations of transfers and exchanges, the Company shall execute a new Note or Notes for each Series for a like aggregate principal amount and in authorized denominations and the Trustee shall authenticate and deliver such Note or Notes upon receipt of a Company Order for the authentication and delivery of such Notes. The Trustee shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same indebtedness and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange. Prior to such due presentment for the registration of a transfer of any Note, the Trustee, the Company, any Paying Agent and the Registrar may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, the Company, the Paying Agent or the Registrar shall be affected by notice to the contrary.

All certifications, certificates and Opinions of Counsel which may be required to be submitted to the Trustee to effect a registration of transfer or exchange may be submitted by facsimile, pdf or other electronic means.

1.3.2. Payment. The principal and interest on Notes represented by Global Securities will be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Securities represented thereby.

1.3.3. Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Beneficial interests in any Global Security may be transferred to persons who take delivery thereof in the form of a beneficial interest in a Global Security.

Section 1.4. Optional Redemption.

(a) The provisions of Article III of the Base Indenture, as amended by the provisions of this Third Supplemental Indenture, shall apply to the Notes with respect to this Section 1.4.

(b) The Notes of each Series shall be redeemable in whole at any time or in part from time to time at the Company’s option. Upon redemption of any Notes of a Series prior to the Par Call Date applicable to such Notes, the Company shall pay an Optional Redemption Price equal to the greater of:

(i) 100% of the aggregate principal amount of the Notes to be redeemed, and

(ii) the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed discounted to the applicable Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the applicable Treasury Rate plus (x) for the 2023 Notes, 25 basis points or (y) for the 2028 Notes, 30 basis points, plus, in addition to such Optional Redemption Price, in each case, accrued and unpaid interest thereon to, but excluding, the Optional Redemption Date.

Upon redemption of the Notes on or after the Par Call Date applicable to such Notes, the Company shall pay an Optional Redemption Price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the Optional Redemption Date.

Notwithstanding the foregoing, installments of interest for which the Stated Maturity is on or prior to the Optional Redemption Date shall be payable on the applicable Interest Payment Date to the Holders of such Notes registered as such at the close of business on the applicable regular record date pursuant to the Notes and the Indenture.

(c) On and after any Optional Redemption Date for a Series of Notes, interest shall cease to accrue on such Series of Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Optional Redemption Price and accrued interest, if any. On or before 12:00 p.m., New York City time, on the Optional Redemption Date for the applicable Notes, the Company shall deposit with the Trustee or a Paying Agent funds sufficient to pay the Optional Redemption Price of such Notes to be redeemed on the Optional Redemption Date, and (except if the date fixed for redemption shall be an Interest Payment Date) accrued interest, if any. A partial redemption of the Notes of any Series may be effected pro rata or by lot and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Notes of such Series or any integral multiple thereof) of the principal amount of Notes of such Series of a denomination larger than the minimum authorized denomination for the Notes of such Series.

(d) Notice of any redemption will be sent by first-class mail (or, in the case of Global Securities, in accordance with the procedures of the Depositary) at least 30 days but not more than 60 days before the applicable Optional Redemption Date to each Holder of such Notes to be redeemed; provided, however, that the Company shall notify the Trustee of the Optional Redemption Date at least 5 days prior to the date of the giving of such notice (unless a shorter notice shall be satisfactory to the Trustee). Such notice shall be provided in accordance with Section 3.3 of the Base Indenture, except to the extent that any provision of Section 3.3 of the Base Indenture conflicts with any provision of Section 1.4(d) of this Third Supplemental Indenture, in which case the provisions of Section 1.4(d) of this Third Supplemental indenture shall govern and be controlling. If the applicable Optional Redemption Price cannot be determined at the time such notice is to be given, the actual Optional Redemption Price, calculated as described above in clause (b), shall be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two (2) Business Days prior to the applicable Optional Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall, on the applicable Optional Redemption Date, become due and payable at the applicable Optional Redemption Price, and accrued and unpaid interest, if any, to, but excluding, the Optional Redemption Date.

Section 1.5. Special Mandatory Redemption of the 2023 Notes.

This Section 1.5 shall be applicable only to the 2023 Notes.

(a) If the Viewpoint Acquisition is not consummated on or prior to August 23, 2018, or if the Merger Agreement is terminated at any time prior to such date other than as a result of consummating the Viewpoint Acquisition (either of the foregoing, a “Special Mandatory Redemption Event”), then the Company shall be required to redeem all of the outstanding 2023 Notes on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate principal amount of such Notes (the “Special Mandatory Redemption Price”), plus accrued and unpaid interest on the principal amount of such Notes to, but not including, the Special Mandatory Redemption Date. The Company shall cause any notice of special mandatory redemption pursuant to this Section 1.5 to be sent to each Holder of the 2023 Notes, with a copy to the Trustee, within five Business Days after the occurrence of a Special Mandatory Redemption Event. The “Special Mandatory Redemption Date” shall be the date that is 10 Business Days following any Special Mandatory Redemption Event and shall be specified in the notice of special mandatory redemption sent to Holders of the 2023 Notes. Notwithstanding the foregoing, installments of interest for which the Stated Maturity is on or prior to the Special Mandatory Redemption Date shall be payable on the applicable Interest Payment Date to the Holders of such Notes registered as such at the close of business on the applicable regular record date pursuant to the Notes and the Indenture.

If funds sufficient to pay the Special Mandatory Redemption Price of the 2023 Notes on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before 12:00 p.m., New York City time, on such Special Mandatory Redemption Date, then, on and after such Special Mandatory Redemption Date, such Notes shall cease to bear interest.

(b) To the extent not otherwise set forth in Section 1.5(a) of this Third Supplemental Indenture, the provisions of Sections 3.3 through 3.6 of the Base Indenture shall apply to any redemption pursuant to Section 1.5(a) of this Third Supplemental Indenture, except to the extent that any provision of Sections 3.3 through 3.6 of the Base Indenture conflicts with any provision of Section 1.5(a) of this Third Supplemental Indenture, in which case the provisions of Section 1.5(a) of this Third Supplemental Indenture shall govern and be controlling.

Section 1.6. Change of Control Repurchase Event.

If a Change of Control Repurchase Event occurs with respect to a Series of Notes, unless the Company shall have exercised its right to redeem such Notes, as set forth in Section 1.4 of this Third Supplemental Indenture, as set forth in Article VIII of the Base Indenture, each Holder of such Notes shall have the right (a “Change of Control Right”) to require the Company to repurchase all or any part of such Holder’s applicable Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes to be repurchased (such principal amount to be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000), plus accrued and unpaid interest, if any, on such Notes to be repurchased up to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event, or at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control or event that may constitute the Change of Control, the Company will send, by first-class mail (or, in the case of Global Securities, in accordance with the procedures of the Depositary) a notice (a “Change of Control Notice”) to each Holder of the applicable Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and the Company’s obligation to repurchase such Notes on the date specified in the Change of Control Notice, which date will, other than as may be required by law, be no earlier than 30 days and no later than 60 days from the date such Change of Control Notice is sent (the “Change of Control Payment Date”). The Change of Control Notice shall, if sent prior to the date of consummation of the Change of Control, state that the Company’s obligation to repurchase the applicable Notes is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date. Holders of definitive Notes of the applicable Series electing to have a Note repurchased pursuant to this Section 1.6 will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the Change of Control Notice, or Holders of Global Securities must transfer such Notes to the Paying Agent by book-entry transfer pursuant to the Applicable Procedures of the Paying Agent, prior to the close of business on the Business Day prior to the Change of Control Payment Date.

Notwithstanding the foregoing, installments of interest for which the Stated Maturity is on or prior to the Change of Control Payment Date applicable to such Series of Notes shall be payable on the applicable Interest Payment Date to the Holders of such Notes registered as such at the close of business on the applicable regular record date pursuant to the Notes and the Indenture.

(a) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all applicable Notes or portions of such Notes properly tendered pursuant to the Change of Control Notice;

(ii) deposit with the Paying Agent by 12:00 p.m., New York City time, an amount equal to the Change of Control Payment in respect of all applicable Notes or portions of such Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes of each Series being repurchased by the Company.

The Paying Agent will promptly deliver to each Holder of Notes properly tendered the repurchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note of the applicable Series equal in principal amount to any unpurchased portion of any Notes surrendered.

(b) The Company shall not be required to repurchase the applicable Notes pursuant to this Section 1.6 if a third party agrees to repurchase such Notes in the manner, at the times required and otherwise in compliance with the requirements for the Company under the Indenture, and such third party repurchases all such Notes properly tendered and not withdrawn by the Holders. In addition, the Company will not be obligated to repurchase any Notes pursuant to this Section 1.6 if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Repurchase Event.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes of a Series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 1.6, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.6 by virtue of any such conflict.

Section 1.7. Additional Covenants.

The following additional covenants shall apply with respect to each Series of the Notes so long as any of the Notes of such Series remain outstanding:

(a) Limitation on Liens.

The Company shall not incur, and shall not permit any of its Restricted Subsidiaries to incur, any indebtedness secured by a Lien upon (i) any Principal Property of the Company or any of its Restricted Subsidiaries or (ii) any shares of stock or indebtedness of any of its Restricted Subsidiaries (whether such Principal Property or shares or indebtedness of any Restricted Subsidiaries are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, the Company or such Restricted Subsidiary also secures all payments due under the applicable Series of Notes having the benefit of this Section 1.7 (together with, at the option of the Company, any other indebtedness or guarantees of the Company or any Subsidiary ranking equally in right of payment with the Notes or such guarantee), on an equal and ratable basis with, or at the option of the Company, prior to, such other indebtedness so secured for so long as such other indebtedness shall be so secured.

The foregoing prohibition shall not apply to any of the following Liens (“Permitted Liens”):

(i) Liens on property, shares of stock or indebtedness existing with respect to any person at the time such person becomes a Subsidiary of the Company or a Subsidiary of any Subsidiary of the Company, provided that such Liens were not incurred in anticipation of such person becoming a Subsidiary;

(ii) Liens on property, shares of stock or indebtedness existing at the time of acquisition by the Company or any of its Subsidiaries or a Subsidiary of any Subsidiary of the Company of such property, shares of stock or indebtedness or Liens on property, shares of stock or indebtedness to secure the payment of all or any part of the purchase price of such property, shares of stock or indebtedness, or Liens on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of, or within 18 months after, the latest of the acquisition of such property, shares of stock or indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property and related costs and expenses, the construction or the making of the improvements;

(iii) Liens securing indebtedness of the Company or a Subsidiary of the Company owing to the Company or to any of its Subsidiaries;

(iv) Liens existing on the date of the initial issuance of the Notes (other than any Additional Notes);

(v) Liens on property or assets of a person existing at the time such person is merged into or consolidated with the Company or any of its Subsidiaries, at the time such person becomes a Subsidiary of the Company, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to the Company or any of its Subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;

(vi) Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(vii) Liens created to secure the Notes of such Series;

(viii) Liens imposed by law, such as materialmen’s, workmen’s or repairmen’s, carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 30 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(ix) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(x) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

(xi) Liens or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or deposits to secure public or statutory obligations, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States to secure surety, appeal or customs bonds, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(xii) Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens none of which interfere materially with the use of the property covered thereby in the ordinary course of business and which do not, in the Company’s opinion, materially detract from the value of such properties;

(xiii) Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

(xiv) Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by U.S. GAAP shall have been made therefore; or

(xv) any extensions, renewals or replacements of any Lien referred to in clauses (i) through (xiv) above, inclusive, so long as (A) the principal amount of the indebtedness secured by such Lien does not exceed the principal amount of indebtedness so secured at the time of the extension, renewal or replacement (except to the extent of any fees or other costs associated with any such extension, renewal or replacement) and (B) the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements to such property).

Notwithstanding the restrictions set forth in this Section 1.7(a) of this Third Supplemental Indenture, the Company and its Restricted Subsidiaries will be permitted to incur indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes of such Series, provided that, after giving effect to such indebtedness, the aggregate principal amount of all indebtedness secured by Liens (not including Liens permitted under clauses (i) through (xv) above), together with all Attributable Debt outstanding pursuant to the second paragraph of Section 1.7(b) of this Third Supplemental Indenture, does not exceed 15% of the Consolidated Net Assets of the Company. The Company and its Restricted Subsidiaries also may, without equally and ratably securing the Notes of such Series, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

(b) Limitation on Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction of any Principal Property, whether now owned or hereafter acquired, unless:

(i) such transaction was entered into prior to the date of the initial issuance of the Notes (other than any Additional Notes);

(ii) such transaction was for the sale and leasing back to the Company or any of its wholly-owned Subsidiaries of any Principal Property by one of its Restricted Subsidiaries;

(iii) such transaction involves a lease for not more than three years (or which may be terminated by the Company or its Subsidiaries within a period of not more than three years);

(iv) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Lien with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes of such Series pursuant to the second paragraph of Section 1.7(a) of this Third Supplemental Indenture; or

(v) the Company or any Restricted Subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase, construction, development, expansion or improvement of other property or assets used or useful in its business (including the purchase or development of other Principal Property) or to the retirement of indebtedness (including the Notes of such Series) of the Company or any of its Subsidiaries (other than Indebtedness that is subordinated to the Notes of such Series) within 365 days before or after the effective date of any such Sale and Leaseback Transaction, provided that, in lieu of applying such amount to the retirement of such indebtedness, the Company may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to it.

Notwithstanding the restrictions set forth in this Section 1.7(b) of the Third Supplemental Indenture, the Company and its Restricted Subsidiaries may enter into any Sale and Leaseback Transaction which would otherwise be subject to the restrictions in the first paragraph of Section 1.7(b) of this Third Supplemental Indenture if, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to such transactions, together with all indebtedness outstanding pursuant to the third paragraph of Section 1.7(a) of this Third Supplemental Indenture, does not exceed 15% of the Consolidated Net Assets of the Company.

Section 1.8. Events of Default.

With respect to the Notes issued pursuant to this Third Supplemental Indenture, the definition of Event of Default set forth below shall replace the definition of Event of Default set forth in Section 6.1 of the Base Indenture, provided that the event set forth in clause (g) of such definition below applies only with respect to the 2023 Notes.

“Event of Default,” whenever used herein with respect to the Notes of a Series, means any one of the following events:

(a) default in the payment of any interest upon any Notes of such Series when it becomes due and payable, and the continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or a Paying Agent prior to the expiration of such 30-day period);

(b) default in the payment of the principal of or premium, if any, on any Note of such Series when due at its Stated Maturity, upon optional redemption pursuant to Section 1.4 of this Third Supplemental Indenture or otherwise;

(c) default in the performance or breach of any other covenant or warranty by the Company in the Indenture (other than those referred to in clause (a) and (b) above or clause (f) below, or, in the case of the 2023 Notes, clause (g) below, and other than a covenant or warranty that has been included in the Indenture solely for the benefit of another Series of Securities), which default continues uncured for a period of 60 days after the Company receives, by registered or certified mail, written notice from the Trustee or the Company and the Trustee receive, by registered or certified mail, written notice from the Holders of not less than a majority in principal amount of the outstanding Notes of that Series specifying such default or breach and requiring it to be remedied;

(d) the commencement by the Company of a voluntary proceeding under any Bankruptcy Law or the filing of a consent by the Company to the entry of a decree or an order for relief in an involuntary proceeding under any Bankruptcy Law or the filing by the Company of a consent to the appointment of a Custodian or the making by the Company of an assignment for the benefit of creditors;

(e) the entry by a court having competent jurisdiction of:

(i) an order for relief in respect of the Company in an involuntary proceeding under any Bankruptcy Law and such order shall remain unstayed and in effect for a period of 60 consecutive days; or

(ii) a final and non-appealable order appointing a Custodian of the Company, or ordering the winding up or liquidation of the affairs of the Company, and such order shall remain unstayed and in effect for a period of 60 consecutive days;

(f) failure by the Company to repurchase the Notes of such Series tendered for repurchase following the occurrence of a Change of Control Repurchase Event in accordance with Section 1.6 of this Third Supplemental Indenture;

(g) in the case of the 2023 Notes only, failure by the Company to redeem the 2023 Notes following the occurrence of a Special Mandatory Redemption Event in accordance with Section 1.5 of this Third Supplemental Indenture;

(h) (i) a failure by the Company to make any payment at maturity, including any applicable grace period, on any indebtedness of the Company (other than indebtedness of the Company owing to any of its Subsidiaries) outstanding in an amount in excess of $75 million and continuance of this failure to pay or (ii) a default by the Company on any indebtedness of the Company (other than indebtedness owing to any of its Subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $75 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (i) or (ii) above, for a period of 30 days after written notice thereof to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than a majority in principal amount of the outstanding Notes of such Series (including any Additional Notes); provided, however, that if any failure, default or acceleration referred to in clause (i) or (ii) above ceases or is cured, waived, rescinded or annulled, then the Event of Default will be deemed cured.

Section 1.9 Interest Rate Adjustment

(a) The annual rate of interest payable on each Series of Notes will be subject to adjustment from time to time if Moody’s or S&P (or, if applicable, a Substitute Rating Agency) downgrades (or subsequently upgrades) its credit rating assigned to the respective Series of Notes, in the manner described in this Section 1.9. Each of Moody’s, S&P and any Substitute Rating Agency is an “Interest Rate Rating Agency,” and together they are “Interest Rate Rating Agencies.”

(b) If the rating of a Series of Notes from Moody’s (or, if applicable, any Substitute Rating Agency) with respect to such Series of Notes is decreased to a rating set forth in the immediately following table, the interest rate on such Series of Notes will increase from the interest rate payable on such Series of Notes on the date of their initial issuance by an amount equal to the percentage set forth opposite that rating:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

(c) If the rating of a Series of Notes from S&P (or, if applicable, any Substitute Rating Agency) with respect to such Series of Notes is decreased to a rating set forth in the immediately following table, the interest rate on such Series of Notes will increase from the interest rate payable on such Series of Notes on the date of their initial issuance by an amount equal to the percentage set forth opposite that rating:

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

(d) Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independent of any and all other adjustments.

(e) No adjustment in the interest rate on a Series of Notes shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating on such Series of Notes. If at any time less than two Interest Rate Rating Agencies provide a rating on such Series of Notes for reasons beyond the control of the Company, the Company will use commercially reasonable efforts to obtain a rating on such Notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the per annum interest rate on such Series of Notes pursuant to the tables above, (1) such Substitute Rating Agency will be substituted for the last Interest Rate Rating Agency to provide a rating on such Series of Notes but which has since ceased to provide such rating, (2) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (3) the per annum interest rate on such Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on such Series of Notes on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (2) above) (plus any applicable percentage resulting from a decreased rating by the other Interest Rate Rating Agency).

(f) For so long as (a) only one Interest Rate Rating Agency provides a rating on a Series of Notes, any increase or decrease in the interest rate on such Notes necessitated by a reduction or increase in the rating by that Interest Rate Rating Agency shall be twice the applicable percentage set forth in the applicable table above and (b) no Interest Rate Rating Agency provides a rating on such Notes, the interest rate on that Series of Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on such Series of Notes on the date of their initial issuance. In no event shall (x) the interest rate for a Series of Notes be reduced to below the interest rate payable on such Series of Notes on the date of their initial issuance or (y) the total increase in the interest rate on a Series of Notes exceed 2.00% above the interest rate payable on such Series of Notes on the date of their initial issuance. If Moody’s or S&P ceases to rate a Series of Notes or make a rating of such Notes publicly available for reasons within the control of the Company, the Company will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the per annum interest rate on such Notes shall be determined in the manner described above as if either only one or no Interest Rate Rating Agency provides a rating on such Notes, as the case may be.

(g) If at any time the interest rate on a Series of Notes has been adjusted upward and any of the Interest Rate Rating Agencies subsequently increases its rating of such Notes, the interest rate on such Notes will be decreased such that the interest rate on such Notes equals the interest rate payable on such Series of Notes on the date of their initial issuance plus the applicable percentages set forth opposite the ratings in effect immediately following the increase in the tables above; provided that if Moody’s or any Substitute Rating Agency subsequently increases its rating on any Series of Notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on such Series of Notes to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the per annum interest rate on such Notes will be decreased to the interest rate payable on such Series of Notes on the date of their initial issuance.

(h) Any interest rate increase or decrease described above will take effect from the first day of the first interest payment period following the interest payment period during which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next Interest Payment Date following the date on which a rating change occurs. If any Interest Rate Rating Agency changes its rating of a Series of Notes more than once during any particular interest period, the last such change by such agency to occur will control in the event of a conflict for purposes of any interest rate increase or decrease with respect to such Series of Notes as described in this Section 1.9. If the interest rate payable on a Series of Notes is increased as described in this Section 1.9, the term “interest”, as used with respect to such Series of Notes will be deemed to include any such additional interest unless the context otherwise requires.

(i) The interest rate on a Series of Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the rating by any Interest Rate Rating Agency) if such Notes become rated “Baa1” (or its equivalent) or higher by Moody’s (or any Substitute Rating Agency) and “BBB+” (or its equivalent) or higher by S&P (or any Substitute Rating Agency), or one of those ratings if rated by only one Interest Rate Rating Agency, in each case with a stable or positive outlook.

(j) The Company is solely responsible for calculating any adjustment of the interest rate. The Company shall deliver written notice to the Trustee and the Holders of any change to the interest rate. In the case of Global Securities, any change to the interest rate shall be made in accordance with the applicable provisions of The Depository Trust Company. Neither the Trustee nor the Paying Agent shall have any duty to determine whether the interest rate should be adjusted or the amount of any such adjustment.

ARTICLE II

MISCELLANEOUS

Section 2.1. Definitions.

Capitalized terms used but not defined in this Third Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture, except as otherwise provided in this Third Supplemental Indenture or unless the context otherwise requires.

Section 2.2. Confirmation of Indenture.

The Base Indenture, as previously supplemented and as supplemented and amended by this Third Supplemental Indenture, is in all respects hereby ratified and confirmed, and all of the terms, conditions and provisions thereof shall remain in full force and effect with respect to the Notes, except as supplemented and amended hereby. The Base Indenture, as supplemented and amended by all indentures supplemental thereto, shall be read, taken and construed as one and the same instrument.

Section 2.3. Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 2.4. Governing Law.

THIS THIRD SUPPLEMENTAL INDENTURE AND THE NOTES OF EACH SERIES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE OR THE NOTES OF EACH SERIES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 2.5. Severability.

In case any provision in this Third Supplemental Indenture or in the Notes of a Series shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or in the Notes of any other Series shall not in any way be affected or impaired thereby.

Section 2.6. Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.7. Conflicts with Indenture.

In the event that any provision of this Third Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, as previously supplemented, such provision of this Third Supplemental Indenture will control as it relates to the Notes.

Section 2.8. No Benefit.

Nothing in this Third Supplemental Indenture, express or implied, shall give to any person other than the parties hereto and their successors or assigns, and the Holders of the Notes, any benefit or legal or equitable rights, remedy or claim under this Third Supplemental Indenture or the Base Indenture as supplemented by the Second Supplemental Indenture and Third Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed all as of the day and year first above written.

TRIMBLE INC.

By:	/s/ Steven W. Berglund
Name: Steven W. Berglund
Title: President and Chief Executive Officer

[Signature Page to the Third Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ David Jason
Name: David Jason
Title: Vice President

[Signature Page to the Third Supplemental Indenture]

EXHIBIT A

FORM OF 4.150% SENIOR NOTES DUE 2023

[Insert the global security legend, if applicable]

TRIMBLE INC.

4.150% SENIOR NOTES DUE 2023

No. [ ]	$[ ]
CUSIP No. [ ]

Trimble Inc., a Delaware corporation (the “Company”), promises to pay to [        ] or its registered assigns, the principal sum of [        ] Dollars on June 15, 2023.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been manually signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.03 of the Base Indenture.

TRIMBLE INC.

Name:
Title:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 4.150% Senior Notes due 2023 issued by Trimble Inc. of the series designated therein referred to in the within-mentioned Indenture.

Date: [                    ]

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

(Reverse of Note)

TRIMBLE INC.

4.150% Senior Notes due 2023

This security is one of a duly authorized series of debt securities of Trimble Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s senior debt securities, dated as of October 30, 2014 (the “Base Indenture”), duly executed and delivered by and among the Company (formerly Trimble Navigation Limited) and U.S. Bank National Association (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of October 1, 2016 (the “Second Supplemental Indenture”), and the Third Supplemental Indenture, dated as of June 15, 2018 (the “Third Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Second Supplemental Indenture, and the Third Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Third Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 4.150%, subject to adjustments as set forth in Section 1.9 of the Third Supplemental Indenture. The Company will pay interest semi-annually on December 15 and June 15 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such Interest Payment Date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be December 15, 2018. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. All dollar amounts resulting from this calculation shall be rounded to the nearest cent.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption or there is a Special Mandatory Redemption Event or Change of Control Notice, and the Optional Redemption Date, the Special Mandatory Redemption Date or the Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will instead be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture. If any of the Notes are no longer represented by a Global Security, payment of interest on certificated notes in definitive form may, at the option of Company, be made by (i) check mailed to the address of the person entitled thereto as such address shall appear in the Security Register, or (ii) wire transfer to an account located in the United States maintained by the such payee.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee, will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent or Registrar without notice to any Securityholder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture (including as supplemented) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “4.150% Senior Notes due 2023”, initially limited to $300,000,000 in aggregate principal amount. The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Third Supplemental Indenture. Requests may be made to: Trimble Inc., 935 Stewart Drive, Sunnyvale, California, 94085, Attention: General Counsel.

5. Redemption. The Securities may be redeemed at the option of the Company prior to the Stated Maturity, as provided in Section 1.4 of the Third Supplemental Indenture.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6. Special Mandatory Redemption. The Third Supplemental Indenture provides that upon the occurrence of a Special Mandatory Redemption Event, the Company shall redeem this Security upon the terms and subject to the conditions set forth in Section 1.5 of the Third Supplemental Indenture. The Third Supplemental Indenture provides that the Company will cause the notice of redemption pursuant to Section 1.5 of the Third Supplemental Indenture to be sent to each Securityholder, with a copy to the Trustee, within five Business Days after the occurrence of a Special Mandatory Redemption Event.

7. Change of Control Repurchase Event. Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem this Security, the Holder of this Security will have the right to require that the Company purchase all or a portion (such principal amount to be equal to $2,000 or any integral multiple of $1,000 in excess of $2,000), of this Security at a purchase price equal to 101% of the principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased to, but excluding, the date of purchase. Within 30 days following any Change of Control Repurchase Event, or at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control or event that may constitute the Change of Control, the Company shall send, by first class mail (or, in the case of Global Securities, in accordance with the procedures of the Depositary) a notice to each Securityholder, in accordance with Section 1.6 of the Third Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Right.

8. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

9. Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

10. Repayment to the Company. Any funds or U.S. Governmental Obligations deposited with any Paying Agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the Holders of such Securities for at least two years after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall, upon request of the Company, be repaid to the Company, or (if then held by the Company) shall be discharged from such trust. After return to the Company, Holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

11. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

12. Defaults and Remedies. If an Event of Default with respect to the securities of a series issued pursuant to the Third Supplemental Indenture occurs and is continuing (other than certain events of bankruptcy, insolvency or reorganization of the Company), the Trustee or the holders of at least a majority in aggregate principal amount of the Securities of such series then outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization of the Company, the principal and accrued and unpaid interest, if any, on all outstanding Securities will become and be immediately due and payable. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the outstanding securities of a series issued pursuant to the Third Supplemental Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

13. Trustee, Paying Agent and Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent or Registrar.

14. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

15. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

16. Authentication. This Security shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Security.

17. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. Governing Law. The Base Indenture, the Third Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                            agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1.6 of the Third Supplemental Indenture, check the box:

☐	1.6 Change of Control Repurchase Event

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1.6 of the Third Supplemental Indenture, state the amount: $             .

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

EXHIBIT B

FORM OF 4.900% SENIOR NOTES DUE 2028

[Insert the global security legend, if applicable]

TRIMBLE INC.

4.900% SENIOR NOTES DUE 2028

No. [ ]	$[ ]

CUSIP No. [        ]

Trimble Inc., a Delaware corporation (the “Company”), promises to pay to [        ] or its registered assigns, the principal sum of [        ] Dollars on June 15, 2028.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been manually signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.03 of the Base Indenture.

TRIMBLE INC.

Name:
Title:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 4.900% Senior Notes due 2028 issued by Trimble Inc. of the series designated therein referred to in the within-mentioned Indenture.

Date: [                    ]

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

(Reverse of Note)

TRIMBLE INC.

4.900% Senior Notes due 2028

This security is one of a duly authorized series of debt securities of Trimble Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s senior debt securities, dated as of October 30, 2014 (the “Base Indenture”), duly executed and delivered by and among the Company (formerly Trimble Navigation Limited) and U.S. Bank National Association (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of October 1, 2016 (the “Second Supplemental Indenture”), and the Third Supplemental Indenture, dated as of June 15, 2018 (the “Third Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Second Supplemental Indenture, and the Third Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Third Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 4.900%, subject to adjustments as set forth in Section 1.9 of the Third Supplemental Indenture. The Company will pay interest semi-annually on December 15 and June 15 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such Interest Payment Date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be December 15, 2018. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. All dollar amounts resulting from this calculation shall be rounded to the nearest cent.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption or there is a Change of Control Notice, and the Optional Redemption Date or the Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will instead be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture. If any of the Notes are no longer represented by a Global Security, payment of interest on certificated notes in definitive form may, at the option of Company, be made by (i) check mailed to the address of the person entitled thereto as such address shall appear in the Security Register, or (ii) wire transfer to an account located in the United States maintained by the such payee.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee, will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent or Registrar without notice to any Securityholder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture (including as supplemented) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “4.900% Senior Notes due 2028”, initially limited to $600,000,000 in aggregate principal amount. The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Third Supplemental Indenture. Requests may be made to: Trimble Inc., 935 Stewart Drive, Sunnyvale, California, 94085, Attention: General Counsel.

5. Redemption. The Securities may be redeemed at the option of the Company prior to the Stated Maturity, as provided in Section 1.4 of the Third Supplemental Indenture.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6. Change of Control Repurchase Event. Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem this Security, the Holder of this Security will have the right to require that the Company purchase all or a portion (such principal amount to be equal to $2,000 or any integral multiple of $1,000 in excess of $2,000), of this Security at a purchase price equal to 101% of the principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased to, but excluding, the date of purchase. Within 30 days following any Change of Control Repurchase Event, or at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control or event that may constitute the Change of Control, the Company shall send, by first class mail (or, in the case of Global Securities, in accordance with the procedures of the Depositary) a notice to each Securityholder, in accordance with Section 1.6 of the Third Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Right.

7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8. Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

9. Repayment to the Company. Any funds or U.S. Governmental Obligations deposited with any Paying Agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the Holders of such Securities for at least two years after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall, upon request of the Company, be repaid to the Company, or (if then held by the Company) shall be discharged from such trust. After return to the Company, Holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

10. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11. Defaults and Remedies. If an Event of Default with respect to the securities of a series issued pursuant to the Third Supplemental Indenture occurs and is continuing (other than certain events of bankruptcy, insolvency or reorganization of the Company), the Trustee or the holders of at least a majority in aggregate principal amount of the Securities of such series then outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization of the Company, the principal and accrued and unpaid interest, if any, on all outstanding Securities will become and be immediately due and payable. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the outstanding securities of a series issued pursuant to the Third Supplemental Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

12. Trustee, Paying Agent and Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent or Registrar.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Security shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Security.

16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. Governing Law. The Base Indenture, the Third Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                        agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1.6 of the Third Supplemental Indenture, check the box:

☐	1.6 Change of Control Repurchase Event

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1.6 of the Third Supplemental Indenture, state the amount: $            .

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

B-10